Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Richmond House, 12 Par-la-Ville Road Hamilton HM 08, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

27 August 2026

Matter No.: 344165
+1 441 298 7859
Chiara.Nannini@conyers.com

Nabors Industries Ltd.

Richmond House

12 Par-la- Ville Road

Hamilton HM 08

Bermuda

Dear Sirs,

Re: Nabors Industries Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with the registration for resale of up to an aggregate of 391,944 common shares, par value US$0.05 each (the “Common Shares”), originally issued to Quaise Energy, Inc. (the "Selling Shareholder") pursuant to the Series B preferred stock purchase agreement dated 26 August 2026 between the Company and the Selling Shareholder (the “Purchase Agreement”). The Common Shares have been registered for resale pursuant to the prospectus dated 14 August  2026 (the "Base Prospectus") that forms part of the registration statement on Form S-3 (Registration No. 333-298351) of the Company filed with the U.S. Securities and Exchange Commission (the "Commission") on 14 August 2026 (the "Registration Statement") as supplemented by the prospectus supplement dated 27 August 2026 (the "Prospectus Supplement" and together with the Base Prospectus, the "Final Prospectus"), filed by the Company with the Commission on 27 August 2026 pursuant to Rule 424(b) of the rules and regulations promulgated under the U.S. Securities Act of 1933, as amended, (the "Securities Act").

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, the Final Prospectus, and the Purchase Agreement. We have also reviewed:

1.1.	copies of the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 26 August 2026;

1.2.	copies of unanimous written resolutions of the Company’s directors dated 25 August 2026, certified by the Secretary of the Company on 26 August 2026 (the “Resolutions”); and

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the accuracy, authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and the Final Prospectus and other documents reviewed by us;

2.4.	that the Resolutions remain in full force and effect and have not been rescinded or amended; and

2.5.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.	This opinion is issued solely for the purposes of the filing of the Registration Statement and the Prospectus Supplement and the offering of the Common Shares by the Selling Shareholder, and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of Bermuda.

4.2.	The Common Shares are validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K filed by the Company, which will be incorporated by reference into the Registration Statement, and to all references to our firm in the Final Prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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